Exhibit 107

Calculation of Filing Fee Tables

424B5

(Form Type)

DUKE REALTY CORPORATION

DUKE REALTY LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.01 par value per share	457(o)			$600,000,000(1)	0.0000927	$55,620.00 (1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts							$600,000,000

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$55,620.00

(1)

Calculated pursuant to Rule 457(o) and in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on April 30, 2021 (File No. 333-255633) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

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